Exhibit 10.15

Master Loan and Security Agreement

THIS MASTER LOAN AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of August 24, 2014 Is between CATERPILLAR FINANCIAL SERVICES CORPORATION (together with its successors and assigns, if any,"Secured Party") and the debtor identified on the signature page hereto ("Debtor").

1.	Grant of Security Interest; Description of Collateral.

Debtor grants to Secured Party a security interest in the property described in the Schedule of Indebtedness and Collateral, now or hereafter executed by Debtor and accepted by Secured Party (individually, a "Schedule" and collectively, the "Schedules"), along with all present and future attachments and accessories thereto and replacements and proceeds thereof, as well as any equipment now owned or hereafter acquired. inventory, and other property described in and subject to any and all contracts Debtor has entered outstanding with Secured Party which secures the performance of the Debtor thereunder, together with all the cash and non-cash proceeds of the foregoing and Including amounts payable under any Insurance policy. all hereinafter referred to collectively as "Collateral." Each Schedule shall be serially numbered. Unless and only to the extent otherwise expressly provided in a Schedule, no Schedule shall replace any previous Schedule but shall be supplementary to all previous Schedules.

2.	What Obligations the Collateral Secures.

Each item of Collateral shall secure not only the specific amount which Debtor promises to pay In each Schedule, but also all other present and future indebtedness or obligations of Debtor to Secured Party of every kind and nature whatsoever whether joint or several. direct or indirect, absolute or contingent, secured or unsecured, 'Or matured or unmatured under this or any other present or future agreement {collectively, the foregoing is referred to as the "Indebtedness") until such Indebtedness Is paid in full and otherwise satisfied by Debtor. Secured Party shall retain their security interest in the Collateralas security for Debtor's performance under any contract notwithstanding the payment in full or other complete performance by Debtor.

3.	Promise to Pay; Late Charges and Other Fees.

Debtor promises to pay Secured Party the amounts set forth on each Schedule at the rate and upon such terms as provided therein. Except as otherwise provided herein, in the applicable Schedule or by applicable law, the Debtor shall have no right to prepay the Indebtedness described in any Schedule. Debtor's obligations under each Schedule (i) shall be non-cancelable, absolute and unconditional under all circumstances for the entire term thereof, (ii) shall be unaffected t>y the loss or destruction of any Collateral. and (Iii) shall not be subject to any abatement, deferment, reduction, set-off, counterclaim, recoupment, or defense for any reason whatsoever. Any payment not made when due shall, at the option of Secured Party, bear late charges thereon calculated at the rate of 1 }S% per month. Debtor shall be responsible for and pay to Secured Party a returned check fee, not to exceed the maximum permitted by law, which fee will be equal to the sum of (i) the actual bank charges Incurred by Secured Party plus (II) all other actual costs and expenses incurred by Secured Party. The returned check fee is payable upon demand as Indebtedness secured by the Collateral under this Agreement. It is the intention of Secured Party to comply with all applicable usury laws and accordingly,it is agreed that notwithstanding anything to the contrary contained herein or in any Schedule, in no event shall any provision hereof or therein require or permit Interest in excess of the maximum amount permitted by applicable law. If necessary to give effect to these provisions, Secured Party will, at its option, in accordance with applicable law. either refund any amount to Debtor in excess of that allowed by applicable law, or credit such excess amount against the unpaid principal balance under the applicable Schedule. Unless otherwise provided herein, all amounts received under a Schedule will be applied, first. to accrued late charges, fees and other costs and expenses due and owing, second, to accrued interest and, third. to unpaidprincipal.

4.	Debtor's Warranties and Representations.

Debtor warrants and represents:

(a)	that Debtor shall use the Collateral for business or commercial purposes (other than agricultural) only and not for personal, family or household purposes;

(b)	that except for the security interest granted hereby, the Collateral is free from and will be kept free from all liens, claims, security interests and encumbrances:

(c)	that no financing statement covering the Collateral is on file in favor of anyone other than Secured Party, but if such other financing statement Is on file, it will be terminated or subordinated;

(d)

that Debtor has full authority to enter this agreement and in so doing it is not violating s charter or by-laws, any law or regulation or agreement with third parties, and it has taken all such action as may be necessary or appropriate to make this Agreement binding upon it; and

(e)

that Debtor's exact legal name and organizational identification number are as set forth below at the signature lines and Debtor is, and will remain. validly existing and in good standing under the laws of the state of its formation (as specified at the signature fines hereof). Debtor has, and will maintain, its chief executive office at the location specified below at the signature lines,and Is, and will remain, duly qualified and licensed in every Jurisdiction wherever necessary to carry on its business and operations, including the jurisdiction(s) where the Collateral is or is to be located.

5.	Debtor's Agreements.

Debtor agrees:

(a)

that all information supplied and statements made by Debtor In any financial, credit or accounting statement or application for credit prior to. contemporaneously with or subsequent to the execution of this Agreement are and shall be true, correct, valid and genuine and that all financial statements delivered to Secured Party ere prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change In Debtor's financial condition;

(b)

to pay promptly all taxes, assessments, license fees land other public or private charges when levied or assessed against the Collateral of this Agreement, and this obligation shalt survive the termination of this Agreement:

(c)

that if a certificate of title be required or permitted by law, Debtor shall obtain such certificate with respect to the Collateral. showing the security interest of Secured Party thereon and in any event do everything necessary or expedient to preserve or perfect the security interest of Secured Party;

(d)

that Debtor shall maintain all of the Collateralin good operating order and repair, normal wear and tear excepted, use and maintain the Collateral only in compliance with manufacturer's recommendations and all applicable or laws, and not part with possession of any of the Collateral (except to Secured Party or for maintenance and repair),or remove any the Collateral from the continental United States;

(e)

that Secured Party may enter upon Debtor's premises or wherever the Collateralmay be located at any reasonable tlme to inspect the Collateral and Debtor's books and records pertaining to the Collateral, and Debtor shall assist Secured Party in making such inspection;

(f}

that the security interest granted by Debtor to Secured Party shall continue effective irrespective of any retaking or redelivery of any Collateral and irrespective of the payment of the amount described in any Schedule so long as there are any obligations of any kind, Including obligations under guaranties or assignments, owed by Debtor to Secured Party;

(g)

that. regardless of the manner of affixation, the Collateral shall remain personal property and not become part of the real estate. Debtor agrees to keep the Collateral at the location set forth in the applicable Schedule, and will notify Secured Party promptly In writing of any change in the location of the Collateral. Notwithstanding anything to the contrary in the preceding sentence•. the Debtor may keep any Collateral consisting of motor vehicles or rolling stock at any location in the continental United States provided that Secured Party's security interest in such Collateral is marked on the certificate of title thereof, end, upon Secured Party's request, Debtor delivers to Secured Party a written report disclosing the location of such motor vehicles or rolling stock (including the address of any temporary or permanent garage tor each such motor vehicles or rolling stock and

(h)

that Debtor is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (I) ensuring that no person Who owns a controlling Interest in or otherwise controls Del1tor is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d.) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (lij compliance with all applicable Bank Secrecy Act f'BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

6.	Insurance and Risk of Loss.

AU risk of loss, damage to or destruction of the Collateral shall at all times be on Debtor. Debtor shall maintain comprehensive public liability Insurance in an amount reasonably acceptable to the Secured Party. Debtor will also maintain at Debtor's expense insurance against all risks of loss or physical damage to the Collateral for the full insurable value thereof tor the life of this Agreement plus breach of warranty insurance and such other Insurance thereon In amounts and against such risks as Secured Party may specify, and shallpromptly deliver each policy to Secured Party with a stand11rd long-form mortgagee endorsement attached thereto showing loss payable to Secured Party; and providing Secured Party with not less than 30 days written notice of cancellation; each such policy shall be in form, terms and amount and with Insurance carriers satisfactory to Secured Party; Secured Party's acceptance of policies in lesser amounts or risks shall not be a waiver of Debtor's foregoing obligations. As to Secured Party's interest in such 'Policy, no act or omission of Debtor or any of its officers, agents, employees or representatives shall affect the obligations of the insured to pay the full amount of any loss.

Debtor hereby assigns to Secured Party any monies which may become payable under any such policy of Insurance and Irrevocably constitutes and appoints Secured Party as Debtor's attorney in fact (a) to hold each original insurance policy, {b) to make, settle and adjust claims under each policy of insurance, (c) to make claims for any monies which may become payable under such and other Insurance on the Collateral Including returned or unearned premiums, and (d) to endorse Debtor's name on any check, draft or other Instrument received In payment of claims or returned or unearned premiums under each policy and to apply the funds to the payment of the Indebtedness; provided, however,Secured Party is under no obligation to do any, of the foregoing.

Should Debtor fail to furnish such Insurance policies to Secured Party, or to maintain such policies in full force, or to pay any premium in whole or In part relating thereto, then Secured Party, without waiving or releasing any default or obligation by Debtor, may (but shall be under no obligation to) obtain and maintain insurance and pay the premium therefor On behalf of Debtor and Include the premium ln the Indebtedness under this Agreement. The full amount of any such premium paid by Secured Party shall be payable by Debtor upon demand, and failure to pay same shall constitute an event of default under this Agreement

7.	Events of Default; Acceleration.

The following are events of default under this Agreement and any such default shall also be deemed a-default under all other contracts Debtor may have with Secured Party which will allow Secured Party to take such action under this Paragraph and under Paragraph 8 as it deems necessary:

{e)	any of the Indebtedness is not paid promptly when due ;

(b)	Debtor breaches any warranty or provision hereof,or of any note or of any other Instrument or agreement delivered by Debtor to Secured Party In connection with this or any other transaction;

(C)	Debtor dies, becomes insolvent or ceases to do business as a going concern;

(d)	Debtor has provided Secured Party with misleading information regarding itsfinancialcondition;

{e)

any of the Collateral is lost or destroyed and such Collateral is not Insured, with Secured Party's Interest properly noted in the applicable insurance policies,as further describedIn Paragraph 6 hereof;

(f)	a complaint in bankruptcy or for arrangement or reorganization or for relief under any insolvency law is filed by or against Debtor or Debtor admits its inability to pay its debts as they mature:

(g)	property of Debtor is attached or a receiver Is appointed for Debtor;

(h)	whenever Secured Party in good faith believes the prospect of payment or performance is impaired or in good faith believes the Collateral is insecure;

(i)	any guarantor, surety or endorser for Debtor dies or defaults in any obligation or liability to Secured Party or any guaranty obtained In connection with this transaction is terminated or breached; or

0>	there Is a dissolution, termination of existence, merger, consolidation or change in controlling ownership or Debtor or any guarantor.

If Debtor shall be in default hereunder, the Indebtedness shall,if Secured Party shall so elect, become immediately due and payable. After acceleration:

(I)	the unpaid principalbalance of the Indebtedness describedin any Schedule in which interest has been precomputed shall beat Interest at the rate of 18% per annum (of, if less, the maximum rate permitted by law) until paid infull;and

(ii}	the unpaid principal balance of the Indebtedness described in any Schedule in which interest has not been precomputed shall bear Interest at the same rate as before acceleration until paid in full.

8.	Secured Party's Remedies After Default; Consent to E n t e r Premises.

Upon Debtor's default and at any time thereafter, Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws, including any rights accorded to Secured Party under any outstanding contract with Debtor whether or not such rights and remedies are specifically set forth in such contract as well as the right to any deficiency remaining after disposition of the Collateral for which Debtor hereby agrees to remain fully liable. Debtor agrees that Secured Party, by itself or its agent, may without notice to any person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the real or apparent control of Debtor or any agent of Debtor where the Collateral may be or where Secured Party believes the Collateral may be, and disassemble, render unusable and/or repossess all or any Item of the Collateral, disconnecting and separating all Collateral from many other property and using all force necessary. Debtor expressly waives all further rights to the Collateral after default and all claims for Injuries suffered through or loss caused by such entering and/or repossession. Secured Party may require Debtor to assemble the Collateral and return it to Secured Party at a place to be designatedby Secured Party that Is reasonably convenient to both parties.

Secured Party may sell or lease the Collateral at a time and location of its choosing provided that the Secured Party acts in good faith and in a commerclally reasonable manner. Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the lime after which any private sale or any other Intended disposition of the Collateralis to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met If such notice Is mailed, postage prepaid, to the address of Debtor shown herein at least ten days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling and the like shall include reasonable attorneys' fees (at least 15% of the outstanding principal balance if not prohibited by law) and other legalexpenses. Debtor understands that Secured Party's rights are cumulative and not alternative. Secured Party shall have the right to any proceeds of sale, lease or other disposition of the Collateral. if any. and shall have the right to apply same in the following order of priorities: (i) to pay all of Secured Party's costs, charges and expenses incurred in enforcing its lights under this Agreement or in taking, removing, holding, repairing, refurbishing, selling, leasing or otherwise disposing of the Collateral; then, (il) to pay any and all late fees, other such charges due hereunder, any and all Interest due hereunder and any amounts owing pursuant to any indemnity claims;then (iii) to pay all principal due hereunder; then (iv) to pay ell other amounts due and owing to Secured Party under any other instruments, agreements, notes or other documents executed or delivered in connection with this Agreement or any Schedule; then (v) any surplus shall be refunded to Debtor. Debtor shall pay any deficiency In (1), (II), (iii) and (iv) immediately upondemand.

Secured Party may in its sole discretion waive a default, 'or cure, at Debtor's expense.a default. Any such waiver in a particular instance or of a particular default shall not be a waiver of other defaults or the same kind of default at another time.

9.	Further Assurances.

     (a) Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (Including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as SecuredParty may at any time reasonably request relating to the perfection or protection of the security Interest created by1his Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral,and shall obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and In form and substance satisfactory to Secured Party.

     (b) Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and c o n t a i n i n g any other information required by the applicable Uniform Commercial Code. Debtor Irrevocably grants to Secured Party the power to sign Debtor"s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party's interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments 'thereto describing the Collateral and containing any other Information required by the Uniform CommercialCode if filed prior to the date hereof.

     (c) Debtor shall indemnify and save on a net after-tax basis Secured Party and its affiliates and an of Secured Party's and such affiliates' respective directors, shareholders, officers, employees, agents, predecessors, attorneys-in-fact, lawyers, successors and assigns (each an "lndemnllee'1, harmless from and against all claims. costs, expenses (including legal fees),demands, suits,damages and liabilities of any kind and nature whatsoever, including without limitation personal injury, death and property damage claims arising in tort or otherwise, under any legaltheory including but not limited to strict liability (including claims involving or alleging environmental damage, criminal acts, hijacking, acts of terrorism or similar acts, product liability or strict or absolute liability in tort, latent and other defects (whether or not discoverable), or for patent, trademark ( or copyright infringement collectively, "Ciaims'1. that may be Imposed on, Incurred by or asserted against any Indemnitee whether or not such Indemnitee shall also be indemnified as to any such Claim by any other person in any way relating to, arising out o f o r In connection with (i) this Agreement and the Schedules and related documents, including, without l i m i tation, the execution. delivery, breach (including any Event of Default), enforcement, performance or administration thereof and (ii) the Collateral, including, without limitation, the perfection, maintenance, protection or realization upon the Collateral or any other security for the Indebtedness. and the manufacture, inspection, construction, purchase, acceptance, rejection, ownership, management, pooling, interchange, chartering, titling or re-titling, delivery, lease, sublease, possession. use, operation, maintenance, condition, registration or re-registration, sale, removal, repossession, storage or other disposition of the Collateralor any part thereof or any accident In Connection therewith. Notwithstanding the foregoing, Debtor shall not be required to indemnify an Indemnitee for any Claim caused solely and directly by the gross negligence or willful mlsconduct of such Indemnitee.

10. Assignment. This Agreement, any Schedule and any other agreement, Instrument or document executed In connection therewith may be assigned, In whole or in part. by Secured Party without notice to Debtor, and Debtor hereby waives and agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment, claim or counterclaim Which Debtor has or rnay at any time have against Secured Party for any reason whatsoever, Debtor agrees that If Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable in connection with the Schedule that ls the subject of such assignment (including any other agreement, instrument or document executed in connection therewith) to such assignee or as Instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be requested by Secured Party or assignee. Debtor shall not sell, assign, pledge or otherwise transfer or in any way dispose of any of its rights or obligations owing hereunder or under any Schedule, or enter into any lease or rental of the Collateral, without Secured Party's prior written consent. Any purported sale, assignment,pledge, other transfer, disposal, rental or lease by Debtor made without Secured Party's prior written consent shallbe null and void and shall be an event or default hereunder.

11.	Reports.

     (a) Debtor shall notify Secured Party (i) at least thirty (30) days' prior to any change in the name of Debtor, (ii) at least sixty (60) days' prior to any change In the state of its incorporation, organization or registration, (iii) at least thirty (30) days'prior to any relocation of its chief executive offices, (iv) at least thirty (30) days• prior to any permanent or indefinite relocation of any of the Collateral from the location(s) specified In its applicable Schedule, (v) Immediately upon any of the Collateral being lost. stolen, missing, destroyed, materially damaged or worn out, or (vi) immediately upon Debtor becoming aware of any lien, claim or encumbrance attaching to or being made against any of the Collateral

11.	Reports (continued)

     (b) Debtor will deliver to Secured Party Debtors complete financial statements, certified by a recognized firm of certified public accountants, within ninety (90) days of the close of each fiscal year of Debtor. If Secured Party requests, Debtor Will deliver to Secured Party copies of Debtors quarterly financial reports certified by Debtor's chief financial officer, within ninety (90) days after the close of each of Debtor's fiscal quarters. Debtor will deliver to Secured Party copies of all Forms 10-K and 10-Q,if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission.

12. Notices. All notices to be given In connection with this Agreement shall be In writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and may be delivered or furnished by electronic communication (Including e mail and Internet or Intranet websltes) to an address designated by the recipient for receipt of such notices and shall ,be deemed given (I) on the date of receipt if delivered in hand, by electronic communication or by facsimile transmission, (IQ on the next business day after being sent by express mall, and (Iii} on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term "business day'' shall mean and Include any day other than Saturdays, Sundays, or other days on which commercial banks In Florida are required or authorized to be closed.

13.	Miscellaneous,

This Agreement shall continue in fullforce and effect untilall of the Indebtedness has been indefeasibly paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any Schedule or any of the other agreements, instruments or documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist ln the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

No modification or change In this Agreement. The Schedules or any related Instrument, agreement, note or other document shall bind Secured Party unless in writing signed by Secured Party. No oral agreement shallbe binding.

Debtor waives all exemptions, Secured Party may correct patent errors herein and fill in such blanks as serial numbers, date or first payment, and the like. Any provisions hereof contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted here from,but shall not invalidate the remaining provisions hereof.

This Agreement. each Schedule and each transaction arising therefrom shall be governed by and construed in accordance with the laws of the State of Tennessee. Any proceedings concerning this Agreement shall be brought In any court, state or federal ,sitting in Davidson County, Tennessee. Debtor and Secured Party each hereby waive any right to a trial by jury In any action or proceeding with respect to, in connection with, or arising out of this Agreement, or any note or document delivered pursuant to this Agreement.

Debtor acknowledges receipt of a true copy and waives acceptance hereof.

If Debtor is a corporation, this Agreement is executed pursuant to authority of its Board of Directors. Except where the context otherwise required,"Debtor' and "Secured Party" include the heirs, executors or administrators. successors or assigns of those parties: nothing herein shall authorize Debtor to assign this Agreement or Its rights In and to the Collateral. If more than one Debtor executes this Agreement, their obligations under this Agreement s hall be joint and several.

This Agreement is not an agreement or commitment by Secured Party to Debtor to enter into any Schedules, or if Secured Party does enter into one or more Schedules, to enter into any additional Schedules. This Agreement and each Schedule shall become effective only upon Secured Party's execution thereof.

This Agreement and any amendments, waivers, consents or 11upplements hereto in connection herewith may be executed In any number or counterparts and by different parties h9reto In separate counterparts, all of which taken together shall constitute one and the same instrument.; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to th9 same document. Delivery of an executed signature page of this Agreement or any delivery contemplated hereby by facsimile or electronic transmission shallbe as effective as delivery of a manually executed counterpart thereof.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAl. AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

14.	Special Provision.

Debtor:	Secured Party:

Troy Mine Inc.
CATERPILLAR FINANCIAL SERVICES CORPORATION
By:
Title:	By: ________________________
Highway 56 South Mine Road
Tttle: _______________________
Troy, MT 59935
2120 WestEnd Ave.

Nashville, TN 37203

Caterpillar Financial Services Corporation
2120 West End Ave.
Nashville, TN 37203 Gentlemen:

You are irrevocably instructed to disburse the proceeds of your loan to us, evidenced by our Security Agreement of even date.as follows:

PAYEES NAMES AND ADDRESSES	AMOUNT

Troy Mine, Inc.	$4,643,259.28

Caterpillar Financial Services Corporation (Payoff of K# 001 0620025--000)	$264,800.16

Caterpillar Financial Services Corporation (Payoff of K# 001 0618325-000)	$91,940,56

		TOTAL PROCEEDS	$5,000,000.00
Very Truly Yours,

Troy Mine luc.

By:Ken Eickerman	Title: CFO

Debtor promises to pay Secured Party the total sum $5.413.776.60 which represents principal and interest precomputed over the term hereof, payable ___ Payment shall be made at the address of Secured Party shown on the Master Security Agreement or such other place as Secured Party may designate from time to time,

See Special Provisions instructions below:

A prepayment premium will be assessed if this loan is paid in full or in part prior to maturity as stated below:

First Contract Year-	2% prepayment fee
Second Contract Year-	1% prepayment fee
Last Six Months-	Oo/o prepayment fee

Secured Party:

Schedule No.__________
Schedule of Indebtedness and Collateral

To Master Security Agreement dated August 20, 2014,between the undersigned Secured Party and Debtor.

This Schedule of Indebtedness and Collateral incorporates the terms and conditions of the above--referenced Master Security Agreement.

This is Originally Executed Copy No. 1of 1 originally executed copies. Only transfer of possession by Secured Party Originally Executed Copy No. 1 shall be effective for purposes of perfecting an interest in this Schedule by possession.

The equipment listed on this Schedule will be located at:

Highway 56 South Mine Road, Troy, MT 59935
Address

Debtor grants to Secured Party a security Interest in the property described below, along with all present and future attachments and accessories thereto and replacements and proceeds thereof, including amounts payable under any insurance policy, all hereinafter referred to collectively as "Collateral."

Collateral Description

(See Schedule A)

Schedule A

To Schedule No. to Master Security Agreement, dated August 20, 2014 between Caterpillar Financial Services Corporation, as Secured Party, and, TROY MINE INC., as Debtor.

One (1)2007 Tamrock Ranger BOO Bench Drill,SN:107T1358·1
One (1) 2006 Tamrock Sandvik Axara 7-240C Jumbo Drill,SN: 10609683·1
One (1) 2005 Atlas Copco Rocket Boomer 282 Jumbo, SN: AV005A159
One (1) 1980 Tamrock Maxlmatic Roofbolter,SN: J-31
One (1) 2006 Tamrock Robolt 7 Roofbolter,SN: 107811256·1
One (1) 2010 Cat 928Hz WheelLoader, SN: CXK00806
One (1) 2008 Cat 9380 IIWheelLoader,SN:RTB02402
One (1) 2005 Cat 980011 WheelLoader, SN: AWH02209
One (1) 2003 Cat 9800 Loader,SN: AXG00629
One (1)2009 Cat980 H loader,SN: JMS05163
One (1) 2011Cat 980 K Loader, SN: W7K00661
One (1)2004 Atlas Copco MT5010 Haul Truck, SN: AV005X018
One (1}2012 Cat AD55B HaulTruck, SN: JNW00255
One (1} 1986 Wagner MT-436·30 Water Truck, SN: DB030P269
One (1)2007 Cat Elphonstone Haul Truck AD55,SN: DNW00589
One (1)2009 Cat Haul Truck AD55B, SN: JNW00116
One (1) 1975 Cat 07G Tractor,SN: 92V00144
One (1)2011 Case TR270 Skid Steer (Tracked),SN: NBM438736
One (1)1995 Cat 143H VHP Motor Grader,SN: 1AL0051
One (1)1998 Silver Wheels Mod.25441HC Spray Truck, VIN:1HTGBADR2WH52790
One (1)2008 Oldenburg Service Truck CXM200,SN: 201667
One (1)2008 Oldenburg CXM300 UG Truck,SN: 08·T1
One (1)Getman BOODJC Powder Truck, SN: J·30
One (1)Getman B·500 Shotcrete Truck, SN:5071
One (1) 1985 Ford F700 Lube Truck,VIN: 1FDXK74NIFVA32163
One (1}2004 Cat TH460B Telehandler, SN: SLF01014
One (1) 2005 Terex TH844C Telehandler,SN: THOBOSB-6857
One (1)1998 Frelghtllner FL70 2000 Gallon Water Truck, VIN: 1FUWHJAASWH970896
One (1) 2008 Sandvik DE130 Core Drill, SN: 783
One (1)2011 Sandvik DE140 Core Drill, SN: 1609
One (1)2011Ford F350XLT,VIN: 1FT8W3BT6BEC16239
One (1)2012 Ford F250XLT,VIN: 1FT7W2BT4CE12255
One (1)201Z Ford F350XL, VIN: 1FT8W3BT1CEA21909
One (1}2012 Ford F350XL, VIN: 1FT8W3BT3CEA40235
One (1)1980 Getman A-84 Lube Truck,SN: 4938
One (1)1984 Getman BSOO Electrician Truck,SN: 4996
One (1) 1981Getman A64 Flatbed Boom Truck, SN: 5078
One (1) 1980 Symons 7' Shorthead Cone Crusher,SN: 7905
One (1) 1980 Symons 7' Shorthead Cone Crusher, SN: 7904
One (1) 1980 Symons 7' Shorthead Cone Crusher, SN: 7903
One (1)1980 KVS 151/2' x 18 1/2' Ball Mill,SN: 1234-P-80
One (1)1980 KVS 151/2' x 18 1/2' Ball Mill, SN:1235-P-80
One (1) 1980 KVS 10' x 12' Regrind Ball Mill, SN: 1219-P-80
One (1) 2014 Fastway BPL4 Portable Batch Plant,SN: 8·1013537-4